Exhibit 99.1

Global Payments Reports Fourth Quarter and Full Year 2024 Results

February 13, 2025

•Fourth quarter 2024 GAAP diluted earnings per share (EPS) of $2.25, an increase of 63%, and adjusted EPS of $2.95, an increase of 12% constant currency
•Fourth quarter 2024 GAAP revenue of $2.52 billion, an increase of 3%, and adjusted net revenue of $2.29 billion, an increase of 6.5% constant currency ex-dispositions
•Establishes growth targets for 2025 consistent with medium-term outlook
•Increases expected operating income benefit from operational transformation to $600 million
•Entering into $250 million accelerated share repurchase plan

ATLANTA -- Global Payments Inc. (NYSE: GPN) today announced results for the fourth quarter and year ended December 31, 2024.

"2024 was a pivotal year for Global Payments as we launched our broad transformation agenda to set the future course for our business,” said Cameron Bready, chief executive officer. "We delivered solid financial performance consistent with our expectations, while also successfully reorienting to a unified operating model globally to address our complexity, enhance our agility and better position the business to execute against our refreshed strategy.”

Bready continued, “We are pleased with the progress we have made since commencing our transformation to unlock substantial value and position the business for long-term sustainable growth and success. We now expect to deliver more than $600 million of annual run-rate operating income benefits through our transformation by the first half of 2027.”

Bready concluded, “As we look ahead, we remain confident that we are on the right path with our renewed strategic focus to reach our aspiration to become the worldwide partner of choice for commerce solutions.”

Exhibit 99.1
Fourth Quarter 2024 Summary
•GAAP revenues were $2.52 billion, compared to $2.43 billion in 2023; diluted earnings per share were $2.25, compared to $1.38 in the prior year; and operating margin was 33.1%, compared to 20.5% in the prior year.
•Adjusted net revenues increased 5% (6.5% constant currency excluding dispositions) to $2.29 billion, compared to $2.19 billion in the fourth quarter of 2023.
•Adjusted earnings per share increased 11% (12% constant currency) to $2.95, compared to $2.65 in the fourth quarter of 2023.
•Adjusted operating margin expanded 40 basis points to 45.2%.

Full Year 2024 Summary
•GAAP revenues were $10.11 billion, compared to $9.65 billion in 2023; diluted earnings per share were $6.16, compared to $3.77 in the prior year; and operating margin was 23.1%, compared to 17.8% in the prior year.
•Adjusted net revenues increased 6% to $9.15 billion, compared to $8.67 billion in 2023.
•Adjusted earnings per share increased 11% to $11.55, compared to $10.42 in 2023.
•Adjusted operating margin expanded 40 basis points to 45.0%.

2025 Outlook
“We are pleased with our performance during 2024, which culminated with a sequential acceleration in constant currency growth in both our Merchant and Issuer businesses, excluding dispositions,” said Josh Whipple, chief financial officer. “We also generated strong adjusted free cash flow during the year, while effectively balancing returning capital to our shareholders and reducing our net leverage position.”

Whipple continued, "Consistent with the medium-term outlook we provided at our Investor Conference, we expect constant currency adjusted net revenue growth to be in a range of 5% to 6%, excluding dispositions, and constant currency adjusted earnings per share growth to be in a range of 10% to 11% in 2025. Annual adjusted operating margin is expected to expand 50 basis points excluding dispositions. We also expect to return approximately $2 billion to shareholders during the year.”

Whipple concluded, “Our outlook reflects the strategic initiatives we are undertaking through our transformation and assumes a stable macro environment. We are confident that the business has good forward momentum as we execute against our refocused strategy.”

Capital Allocation
Global Payments’ Board of Directors approved a dividend of $0.25 per share payable on March 28, 2025 to shareholders of record as of March 14, 2025.

Exhibit 99.1

Conference Call
Global Payments’ management will host a live audio webcast today, February 13, 2025, at 8:00 a.m. ET to discuss financial results and business highlights. The audio webcast, along with supplemental financial information, can be accessed via the investor relations page of the company’s website at investors.globalpayments.com. A replay of the audio webcast will be archived on the company's website following the live event.

Non-GAAP Financial Measures
Global Payments supplements revenues, operating income, operating margin and net income and earnings per share determined in accordance with GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this earnings release to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations.

Global Payments also has provided supplemental non-GAAP information to reflect the disposition of the consumer portion of our Netspend business, which comprised our former Consumer Solutions segment, which closed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.

Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure is included in the schedules to this release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and limited visibility of the items that are excluded from the non-GAAP outlook measures.

About Global Payments
Global Payments Inc. (NYSE: GPN) is a leading payments technology company delivering innovative software and services to our customers globally. Our technologies, services and team member expertise allow us to provide a broad range of solutions that enable our customers to operate their businesses more efficiently across a variety of channels around the world.

Headquartered in Georgia with approximately 27,000 team members worldwide, Global Payments is a Fortune 500® company and a member of the S&P 500 with worldwide reach spanning North America, Europe, Asia Pacific and Latin America. For more information, visit company.globalpayments.com and follow Global Payments on X, LinkedIn and Facebook.

Exhibit 99.1

Forward-Looking Statements
Investors are cautioned that some of the statements we use in this release contain forward-looking statements and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of and assumptions made by our management, involve risks and uncertainties that could significantly affect the financial condition, results of operations, business plans and the future performance of Global Payments. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee that our plans and expectations will be achieved. Examples of forward-looking statements include, but are not limited to, statements we make regarding future financial and operating results, including revenue, earnings estimates, liquidity, and deleveraging plans, management’s expectations regarding future plans, objectives and goals; market and growth opportunities; capital available for allocation; the effects of general economic conditions on our business; statements about the benefits of acquisitions or dispositions, including future financial and operating results, and the successful integration of our acquisitions; statements about the completion of anticipated benefits and strategic or operational initiatives; statements regarding our success and timing in developing and introducing new services and expanding our business; and other statements regarding our future financial performance and the company’s plans, objectives, expectations and intentions. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plan,” “forecast,” “could,” “should,” “will,” “would,” or words of similar meaning. Although we believe that the plans and expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our plans and expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

In addition to factors previously disclosed in Global Payments’ reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of global economic, political, market, health and social events or other conditions; foreign currency exchange, inflation and rising interest rate risks; difficulties, delays and higher than anticipated costs related to integrating the businesses of acquired companies, including with respect to implementing controls to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; the effect of a security breach or operational failure on our business; failing to comply with the applicable requirements of Visa, Mastercard or other payment networks or card schemes or changes in those requirements; the ability to maintain Visa and Mastercard registration and financial institution sponsorship; the ability to retain, develop and hire key personnel; the diversion of

Exhibit 99.1
management’s attention from ongoing business operations; the continued availability of capital and financing; increased competition in the markets in which we operate and our ability to increase our market share in existing markets and expand into new markets; our ability to safeguard our data; risks associated with our indebtedness; the potential effect of climate change including natural disasters; the effects of new or changes in current laws, regulations, credit card association rules or other industry standards on us or our partners and customers, including privacy and cybersecurity laws and regulations; and other events beyond our control, and other factors included in the “Risk Factors” section in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC, which are available at https://www.sec.gov.

These cautionary statements qualify all of our forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements. Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. While we may elect to update or revise forward-looking statements at some time in the future, we specifically disclaim any obligation to publicly release the results of any revisions to our forward-looking statements, except as required by law.

Investor contact:	investor.relations@globalpay.com	Media contact:	media.relations@globalpay.com
	Winnie Smith		Emily Edmonds
	770-829-8478		770-829-8755

Source: Global Payments Inc.

Exhibit 99.1
SCHEDULE 1
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change

Revenues	$2,515,386	$2,433,812	3.4%	$10,105,894	$9,654,419	4.7%

Operating expenses:
Cost of service	952,297	922,284	3.3%	3,760,116	3,727,521	0.9%
Selling, general and administrative	1,003,075	1,015,164	(1.2)%	4,285,307	4,073,768	5.2%
Net (gain) loss on business dispositions	(273,134)	(2,351)	nm	(273,134)	136,744	nm
	1,682,238	1,935,097		7,772,289	7,938,033

Operating income	833,148	498,715	67.1%	2,333,605	1,716,386	36.0%

Interest and other income	42,596	38,881	9.6%	169,168	113,711	48.8%
Interest and other expense	(156,776)	(169,687)	(7.6)%	(633,986)	(660,150)	(4.0)%
	(114,180)	(130,806)		(464,818)	(546,439)

Income before income taxes and equity in income of equity method investments	718,968	367,909	95.4%	1,868,787	1,169,947	59.7%
Income tax expense	140,540	9,272	nm	295,133	209,020	41.2%
Income before equity in income of equity method investments	578,428	358,637	61.3%	1,573,654	960,927	nm
Equity in income of equity method investments, net of tax	19,855	13,795	43.9%	70,499	67,896	3.8%
Net income	598,283	372,432	60.6%	1,644,153	1,028,823	nm
Net income attributable to noncontrolling interests	(31,110)	(11,136)	179.4%	(73,788)	(42,590)	73.3%
Net income attributable to Global Payments	$567,173	$361,296	57.0%	$1,570,365	$986,233	nm

Earnings per share attributable to Global Payments:
Basic earnings per share	$2.26	$1.39	62.6%	$6.18	$3.78	nm
Diluted earnings per share	$2.25	$1.38	63.0%	$6.16	$3.77	nm

Weighted-average number of shares outstanding:
Basic	251,123	260,375		254,291	261,126
Diluted	251,766	261,102		254,845	261,698

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 2
NON-GAAP FINANCIAL MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended			Years Ended
	December 31,			December 31,
	2024	2023	% Change	2024	2023	% Change

Adjusted net revenue	$2,289,015	$2,186,240	4.7%	$9,154,007	$8,670,965	5.6%

Adjusted operating income	$1,034,048	$978,506	5.7%	$4,120,567	$3,867,524	6.5%

Adjusted net income attributable to Global Payments	$742,290	$692,206	7.2%	$2,942,560	$2,727,407	7.9%

Adjusted diluted earnings per share attributable to Global Payments	$2.95	$2.65	11.3%	$11.55	$10.42	10.8%

Supplemental Non-GAAP⁽¹⁾

Adjusted net revenue⁽¹⁾	$2,289,015	$2,186,240	4.7%	$9,154,007	$8,525,523	7.4%

Adjusted operating income⁽¹⁾	$1,034,048	$978,506	5.7%	$4,120,567	$3,794,294	8.6%

----------------------------------------------------------------------------------

(1)The supplemental non-GAAP information reflects the disposition of our consumer business which closed in April 2023.

See Schedules 6 and 7 for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment and supplemental non-GAAP information to the most comparable GAAP measure, and Schedule 10 for a discussion of non-GAAP financial measures.

Exhibit 99.1
SCHEDULE 3
SEGMENT INFORMATION (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended
	December 31, 2024		December 31, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$1,885,923	$1,763,013	$1,819,885	$1,670,482	3.6%	5.5%
Issuer Solutions	646,284	542,099	629,674	530,649	2.6%	2.2%
Intersegment Elimination	(16,821)	(16,098)	(15,747)	(14,891)	(6.8)%	(8.1)%
	$2,515,386	$2,289,015	$2,433,812	$2,186,240	3.4%	4.7%

Operating income:
Merchant Solutions	$652,406	$852,031	$596,633	$797,346	9.3%	6.9%
Issuer Solutions	119,925	254,440	117,419	251,003	2.1%	1.4%
Corporate	(212,317)	(72,423)	(217,688)	(69,843)	2.5%	(3.7)%
Net gain on business dispositions	273,134	—	2,351	—	nm	nm
	$833,148	$1,034,048	$498,715	$978,506	67.1%	5.7%

	Years Ended
	December 31, 2024		December 31, 2023		% Change
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP

Revenues:
Merchant Solutions	$7,688,703	$7,103,338	$7,151,793	$6,536,966	7.5%	8.7%
Issuer Solutions	2,483,657	2,113,242	2,398,870	2,045,883	3.5%	3.3%
Consumer Solutions	—	—	182,740	163,027	nm	nm
Intersegment Elimination	(66,466)	(62,573)	(78,984)	(74,911)	15.8%	16.5%
	$10,105,894	$9,154,007	$9,654,419	$8,670,965	4.7%	5.6%

Operating income:
Merchant Solutions	$2,612,915	$3,448,689	$2,345,255	$3,148,540	11.4%	9.5%
Issuer Solutions	442,442	982,849	409,807	948,799	8.0%	3.6%
Consumer Solutions	—	—	(3,908)	73,230	nm	nm
Corporate	(994,886)	(310,971)	(898,024)	(303,045)	(10.8)%	(2.6)%
Net gain (loss) on business dispositions	273,134	—	(136,744)	—	299.7%	nm
	$2,333,605	$4,120,567	$1,716,386	$3,867,524	36.0%	6.5%

----------------------------------------------------------------------------------

See Schedules 8 and 9 for a reconciliation of adjusted net revenue and adjusted operating income by segment to the most comparable GAAP measures and Schedule 10 for a discussion of non-GAAP financial measures.

Note: Amounts may not sum due to rounding.

Note: nm = not meaningful.

Exhibit 99.1
SCHEDULE 4
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except share data)

	December 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$2,538,416	$2,088,887
Accounts receivable, net	1,081,740	1,120,078
Settlement processing assets	1,620,921	4,097,417
Prepaid expenses and other current assets	795,593	767,377
Total current assets	6,036,670	8,073,759
Goodwill	26,286,318	26,743,523
Other intangible assets, net	8,931,943	10,168,046
Property and equipment, net	2,277,593	2,190,005
Deferred income taxes	106,083	111,712
Notes receivable	772,297	713,123
Other noncurrent assets	2,479,351	2,570,018
Total assets	$46,890,255	$50,570,186

LIABILITIES AND EQUITY
Current liabilities:
Settlement lines of credit	$503,407	$981,244
Current portion of long-term debt	1,075,708	620,585
Accounts payable and accrued liabilities	3,079,924	2,824,979
Settlement processing obligations	1,593,675	3,698,921
Total current liabilities	6,252,714	8,125,729
Long-term debt	15,164,659	15,692,297
Deferred income taxes	1,832,996	2,242,105
Other noncurrent liabilities	623,319	722,540
Total liabilities	23,873,688	26,782,671
Commitments and contingencies
Redeemable noncontrolling interests	160,623	507,965
Equity:
Preferred stock, no par value; 5,000,000 shares authorized and none issued	—	—
Common stock, no par value; 400,000,000 shares authorized at December 31, 2024 and 2023; 248,708,899 shares issued and outstanding at December 31, 2024, and 260,382,746 shares issued and outstanding at December 31, 2023	—	—
Paid-in capital	18,118,942	19,800,953
Retained earnings	4,774,736	3,457,182
Accumulated other comprehensive loss	(612,992)	(258,925)
Total Global Payments shareholders’ equity	22,280,686	22,999,210
Nonredeemable noncontrolling interests	575,258	280,340
Total equity	22,855,944	23,279,550
Total liabilities, redeemable noncontrolling interests and equity	$46,890,255	$50,570,186

Exhibit 99.1
SCHEDULE 5
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Years Ended December 31,
	2024	2023

Cash flows from operating activities:
Net income	$1,644,153	$1,028,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	493,003	458,157
Amortization of acquired intangibles	1,369,328	1,318,535
Amortization of capitalized contract costs	138,051	123,405
Share-based compensation expense	164,244	208,994
Provision for operating losses and credit losses	81,018	97,103
Noncash lease expense	58,728	65,307
Deferred income taxes	(346,228)	(499,974)
Paid-in-kind interest capitalized to principal of notes receivable	(74,139)	(46,524)
Equity in income of equity method investments, net of tax	(70,499)	(67,896)
Distributions received on investments	32,849	18,267
Technology asset charge	55,808	—
Net (gain) loss on business dispositions	(273,134)	136,744
Other, net	45,787	71,063
Changes in operating assets and liabilities, net of the effects of business combinations:
Accounts receivable	(10,443)	(78,647)
Settlement processing assets and obligations, net	338,341	(345,898)
Prepaid expenses and other assets	(221,447)	(289,826)
Accounts payable and other liabilities	107,263	51,108
Net cash provided by operating activities	3,532,683	2,248,741
Cash flows from investing activities:
Business combinations and other acquisitions, net of cash and restricted cash acquired	(487,056)	(4,225,610)
Capital expenditures	(674,917)	(658,142)
Issuance of notes receivable	—	(50,000)
Repayment of notes receivable	—	50,000
Net cash from sales of businesses	962,435	479,067
Proceeds from sales of investments	19,008	42,135
Other, net	6,639	1,438
Net cash used in investing activities	(173,891)	(4,361,112)
Cash flows from financing activities:
Net (repayments) borrowings from settlement lines of credit	(442,713)	220,682
Net (repayments) borrowings from commercial paper notes	(1,367,859)	1,367,859
Proceeds from long-term debt	9,635,049	10,336,850
Repayments of long-term debt	(8,334,846)	(9,099,938)
Payments of debt issuance costs	(33,056)	(12,735)
Repurchases of common stock	(1,551,950)	(418,272)
Proceeds from stock issued under share-based compensation plans	43,009	60,345
Common stock repurchased - share-based compensation plans	(56,229)	(41,225)
Purchase of subsidiary shares from noncontrolling interest	(108,770)	—
Distributions to noncontrolling interests	(38,086)	(32,997)
Proceeds and contributions from noncontrolling interests	4,044	26,205
Payment of deferred and contingent consideration in business combination	(6,390)	(5,222)
Purchase of capped calls related to issuance of convertible notes	(256,250)	—
Dividends paid	(252,811)	(260,431)
Net cash (used in) provided by financing activities	(2,766,858)	2,141,121
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(112,834)	12,519
Increase in cash, cash equivalents and restricted cash	479,100	41,269
Cash, cash equivalents and restricted cash, beginning of the period	2,256,875	2,215,606
Cash, cash equivalents and restricted cash, end of the period	$2,735,975	$2,256,875

Exhibit 99.1
SCHEDULE 6
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Three Months Ended December 31, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,515,386	$(226,371)	$—	$—	$2,289,015

Operating income	$833,148	$327	$200,573	$—	$1,034,048

Net income attributable to Global Payments	$567,173	$327	$203,824	$(29,035)	$742,290

Diluted earnings per share attributable to Global Payments	$2.25				$2.95

Diluted weighted average shares outstanding	251,766				251,766

	Three Months Ended December 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$2,433,812	$(247,572)	$—	$—	$2,186,240

Operating income	$498,715	$510	$479,281	$—	$978,506

Net income attributable to Global Payments	$361,296	$510	$478,613	$(148,213)	$692,206

Diluted earnings per share attributable to Global Payments	$1.38				$2.65

Diluted weighted average shares outstanding	261,102				261,102
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2024 and 2023, net revenue adjustments also included $0.3 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended December 31, 2024, earnings adjustments to operating income included $332.8 million in cost of service (COS) and $140.9 million in selling, general and administrative expenses (SG&A). Adjustments to COS included amortization of acquired intangibles of $332.6 million and other items of $0.2 million. Adjustments to SG&A included share-based compensation expense of $29.9 million, acquisition, integration and separation expenses of $31.2 million, employee termination benefits of $4.3 million, facilities exit charges of $6.8 million, charges for business transformation activities of $39.9 million, non-cash asset write-offs of $18.2 million for discontinued initiatives, and other items of $10.6 million.

For the three months ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

For the three months ended December 31, 2023, earnings adjustments to operating income included $332.5 million in COS and $149.2 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $332.5 million. Adjustments to SG&A included share-based compensation expense of $35.7 million, acquisition, integration and separation expenses of $97.5 million, facilities exit charges of $3.5 million, employee termination benefits of $7.9 million, and other items of $4.6 million. Earnings adjustments to operating income also included a $2.4 million gain on business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax effect of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the three months ended December 31, 2023, income taxes on adjustments include the removal of tax benefits related to corporate restructuring.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 7
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands, except per share data)

	Year Ended December 31, 2024
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$10,105,894	$(951,887)	$—	$—	$9,154,007

Operating income	$2,333,605	$2,205	$1,784,757	$—	$4,120,567

Net income attributable to Global Payments	$1,570,365	$2,205	$1,763,230	$(393,240)	$2,942,560

Diluted earnings per share attributable to Global Payments	$6.16				$11.55

Diluted weighted average shares outstanding	254,845				254,845

	Year Ended December 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Income Taxes on Adjustments(3)	Non-GAAP

Revenues	$9,654,419	$(983,454)	$—	$—	$8,670,965

Operating income	$1,716,386	$(17,590)	$2,168,728	$—	$3,867,524

Net income attributable to Global Payments	$986,233	$(17,590)	$2,186,359	$(427,595)	$2,727,407

Diluted earnings per share attributable to Global Payments	$3.77				$10.42

Diluted weighted average shares outstanding	261,698				261,698
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2024 and 2023, net revenue adjustments also included $2.2 million and $2.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the year ended December 31, 2023, also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was disposed in April 2023.

(2)For the year ended December 31, 2024, earnings adjustments to operating income included $1,369.1 million in COS and $688.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,369.3 million and other items of $(0.2) million. Adjustments to SG&A included share-based compensation expense of $164.2 million, acquisition, integration and separation expenses of $211.6 million, employee termination benefits of $80.1 million, facilities exit charges of $13.4 million, charges for business transformation activities of $99.1 million, non-cash charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, non-cash asset write-offs of $18.2 million for discontinued initiatives, modernization charges of $22.9 million, and other items of $23.5 million.

For the year ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

For the year ended December 31, 2023, earnings adjustments to operating income included $1,321.2 million in COS and $710.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,318.5 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $209.0 million, acquisition, integration and separation expenses of $433.9 million, facilities exit charges of $18.5 million, employee termination benefits of $39.4 million, and other items of $10.0 million. Earnings adjustments to operating income also included a $136.7 million loss on business dispositions.

Acquisition, integration and separation expenses for the year ended December 31, 2023 included $93.6 million related to our disposed consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for current expected credit losses (CECL) of $15.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

(3)Income taxes on adjustments reflect the tax effect of earnings adjustments to income before income taxes. The tax rate used in determining the tax effect of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment. In addition, for the year ended December 31, 2023, income taxes on adjustments include the removal of tax expense related to business dispositions and removal of tax benefits related to corporate restructuring.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 8
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Three Months Ended December 31, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,885,923	$(122,910)	$—	$1,763,013
Issuer Solutions	646,284	(104,185)	—	542,099
Intersegment Elimination	(16,821)	723	—	(16,098)
	$2,515,386	$(226,371)	$—	$2,289,015

Operating income:
Merchant Solutions	$652,406	$(84)	$199,709	$852,031
Issuer Solutions	119,925	411	134,104	254,440
Corporate	(212,317)	—	139,894	(72,423)
Net gain on business dispositions	273,134	—	(273,134)	—
	$833,148	$327	$200,573	$1,034,048

	Three Months Ended December 31, 2023
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$1,819,885	$(149,403)	$—	$1,670,482
Issuer Solutions	629,674	(99,025)	—	530,649
Intersegment Elimination	(15,747)	856	—	(14,891)
	$2,433,812	$(247,572)	$—	$2,186,240

Operating income:
Merchant Solutions	$596,633	$—	$200,713	$797,346
Issuer Solutions	117,419	510	133,074	251,003
Corporate	(217,688)	—	147,845	(69,843)
Net gain on business dispositions	2,351	—	(2,351)	—
	$498,715	$510	$479,281	$978,506
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the three months ended December 31, 2024 and 2023, net revenue adjustments also included $0.3 million and $0.5 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)For the three months ended December 31, 2024, earnings adjustments to operating income included $332.8 million in COS and $140.9 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $332.6 million and other items of $0.2 million. Adjustments to SG&A included share-based compensation expense of $29.9 million, acquisition, integration and separation expenses of $31.2 million, employee termination benefits of $4.3 million, facilities exit charges of $6.8 million, charges for business transformation activities of $39.9 million, non-cash asset write-offs of $18.2 million for discontinued initiatives, and other items of $10.6 million.

For the three months ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

For the three months ended December 31, 2023, earnings adjustments to operating income included $332.5 million in COS and $149.2 million in SG&A. Adjustments to COS consisted of amortization of acquired intangibles of $332.5 million. Adjustments to SG&A included share-based compensation expense of $35.7 million, acquisition, integration and separation expenses of $97.5 million, facilities exit charges of $3.5 million, employee termination benefits of $7.9 million, and other items of $4.6 million. Earnings adjustments to operating income also included a $2.4 million gain on business dispositions.

(3)See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 9
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES
(In thousands)

	Year Ended December 31, 2024
	GAAP	Net Revenue Adjustments (1)	Earnings Adjustments(2)	Non-GAAP

Revenues:
Merchant Solutions	$7,688,703	$(585,365)	$—	$7,103,338
Issuer Solutions	2,483,657	(370,415)	—	2,113,242
Intersegment Elimination	(66,466)	3,893	—	(62,573)
	$10,105,894	$(951,887)	$—	$9,154,007

Operating income (loss):
Merchant Solutions	$2,612,915	$476	$835,298	$3,448,689
Issuer Solutions	442,442	1,728	538,678	982,849
Corporate	(994,886)	—	683,915	(310,971)
Net gain on business dispositions	273,134	—	(273,134)	—
	$2,333,605	$2,205	$1,784,757	$4,120,567

	Year Ended December 31, 2023
	GAAP	Net Revenue Adjustments(1)	Earnings Adjustments(2)	Non-GAAP	Consumer Business (3)	Supplemental Non-GAAP (3)

Revenues:
Merchant Solutions	$7,151,793	$(614,827)	$—	$6,536,966	$—	$6,536,966
Issuer Solutions	2,398,870	(352,987)	—	2,045,883	—	2,045,883
Consumer Solutions	182,740	(19,713)	—	163,027	(163,027)	—
Intersegment Elimination	(78,984)	4,073	—	(74,911)	17,585	(57,326)
	$9,654,419	$(983,454)	$—	$8,670,965	$(145,442)	$8,525,523

Operating income (loss):
Merchant Solutions	$2,345,255	$23	$803,262	$3,148,540	$—	$3,148,540
Issuer Solutions	409,807	2,100	536,892	948,799	—	948,799
Consumer Solutions	(3,908)	(19,713)	96,851	73,230	(73,230)	—
Corporate	(898,024)	—	594,979	(303,045)	—	(303,045)
Net loss on business dispositions	(136,744)	—	136,744	—	—	—
	$1,716,386	$(17,590)	$2,168,728	$3,867,524	$(73,230)	$3,794,294
----------------------------------------------------------------------------------

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefits to the company. For the years ended December 31, 2024 and 2023, net revenue adjustments also included $2.2 million and $2.1 million, respectively, to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses. Adjustments for the year ended December 31, 2023, also included a $19.7 million adjustment to exclude revenues that were associated with certain excluded expenses of our consumer business, which was disposed in April 2023.

(2)For the year ended December 31, 2024, earnings adjustments to operating income included $1,369.1 million in COS and $688.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,369.3 million and other items of $(0.2) million. Adjustments to SG&A included share-based compensation expense of $164.2 million, acquisition, integration and separation expenses of $211.6 million, employee termination benefits of $80.1 million, facilities exit charges of $13.4 million, charges for business transformation activities of $99.1 million, non-cash charges of $55.8 million for technology assets that will no longer be utilized under a revised technology architecture development strategy, non-cash asset write-offs of $18.2 million for discontinued initiatives, modernization charges of $22.9 million, and other items of $23.5 million.

For the year ended December 31, 2024, earnings adjustments to operating income also included the elimination of a $273.1 million gain on business dispositions.

For the year ended December 31, 2023, earnings adjustments to operating income included $1,321.2 million in COS and $710.8 million in SG&A. Adjustments to COS included amortization of acquired intangibles of $1,318.5 million and other items of $2.7 million. Adjustments to SG&A included share-based compensation expense of $209.0 million, acquisition, integration and separation expenses of $433.9 million, facilities exit charges of $18.5 million, employee termination benefits of $39.4 million, and other items of $10.0 million. Earnings adjustments to operating income also included a $136.7 million loss on business dispositions.

Acquisition, integration and separation expenses for the year ended December 31, 2023 included $93.6 million related to our disposed consumer business. These incremental expenses, which include card and marketing expenses, compensation and benefit expenses, and other expenses, were incurred as a result of contractual obligations with the purchasers of the consumer business and do not reflect the manner in which the company would have operated the business and would not have otherwise been incurred absent the transaction.

Earnings adjustments to net income also included an allowance for CECL of $15.2 million within interest and other expense related to the seller financing issued in connection with the business dispositions.

(3)The supplemental non-GAAP information excludes the results of the consumer business that was disposed in April 2023.

See "Non-GAAP Financial Measures" discussion on Schedule 10.

Note: Amounts may not sum due to rounding.

Exhibit 99.1
SCHEDULE 10
OUTLOOK SUMMARY (UNAUDITED)
GLOBAL PAYMENTS INC. AND SUBSIDIARIES

	2025 Growth
Revenues:
GAAP revenues	0%	to	1%
Adjustments(1)		0%
FX impact		~2%
Constant currency (CC) adj net revenue	2%	to	3%
Dispositions		~3%
CC adjusted net revenue excluding dispositions	5%	to	6%

Earnings Per Share:
GAAP diluted EPS	4%	to	5%
Adjustments(2)		~4%
FX impact		~2%
Constant currency adjusted EPS	10%	to	11%

(1)Includes adjustments to revenues for gross-up related payments (included in operating expenses) associated with certain lines of business to reflect economic benefit to the company. Amounts also included adjustments to eliminate the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses.

(2)Adjustments to 2024 GAAP diluted EPS included the removal of 1) software-related contract liability adjustments described above of $0.01, 2) acquisition related amortization expense of $4.13, 3) share-based compensation expense of $0.50, 4) acquisition, integration, and separation expense of $0.64, 5) charges for business transformation activities of $0.30, 6) employee termination benefits of $0.24, 7) non-cash charges for technology assets that will no longer be utilized under a revised technology architecture development strategy of $0.17, 8) modernization charges of $0.07, 9) non-cash asset write-offs for discontinued initiatives of $0.06, 10) facilities exit charges of $0.04, 11) gain/loss on business dispositions of $(0.83), 12) other income and expense of $(0.05), 13) discrete tax items of $0.06, 14) other items of $0.04, 15) the effect of noncontrolling interests and income taxes, as applicable.

NON-GAAP FINANCIAL MEASURES
Global Payments supplements revenues, operating income, operating margin and net income, and earnings per share (EPS) determined in accordance with U.S. GAAP by providing these measures with certain adjustments (such measures being non-GAAP financial measures) in this document to assist with evaluating our performance. In addition to GAAP measures, management uses these non-GAAP financial measures to focus on the factors the company believes are pertinent to the daily management of our operations. The constant currency growth measures adjust for the impact of exchange rates and are calculated using average exchange rates during the comparable period in the prior year. Management uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation. Adjusted net revenue, adjusted operating income, adjusted operating margin, adjusted EPS should be considered in addition to, and not as substitutes for, revenues, operating income, EPS and net operating cash flows determined in accordance with GAAP. The non-GAAP financial measures reflect management's judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Adjusted net revenue excludes gross-up related payments associated with certain lines of business to reflect economic benefits to the company. On a GAAP basis, these payments are presented gross in both revenues and operating expenses. Management believes adjusted net revenue more closely reflects the economic benefits to the company's core business and allows for better comparisons with industry peers.

Adjusted operating income, adjusted net income and adjusted EPS exclude acquisition-related amortization expense, share-based compensation expense, acquisition, integration and separation expense, gains or losses on business dispositions, business transformation activities, and certain other items specific to each reporting period as more fully described in the accompanying reconciliations in Schedules 6 and 7. The tax rate used in determining the income tax impact of earnings adjustments is either the jurisdictional statutory rate in effect at the time of the adjustment or the jurisdictional expected annual effective tax rate for the period, depending on the nature and timing of the adjustment.

Adjusted operating margin is derived by dividing adjusted operating income by adjusted net revenue.

The supplemental non-GAAP information excludes the results of the consumer business that was disposed in April 2023. Management believes that providing such supplemental financial information should enhance shareholders’ ability to evaluate how the business will be managed going forward.